                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)              OCTOBER 9, 1996


                         WELLPOINT HEALTH NETWORKS INC.
               (Exact Name of Registrant as Specified in Charter)



         CALIFORNIA                    1-14340                  95-3760980
(State or Other Jurisdiction         (Commission              (IRS Employer
      of Incorporation)              File Number)            Identification No.)



  21555 OXNARD STREET, WOODLAND HILLS, CALIFORNIA                  91367
(Address of Principal Executive Offices)                         (Zip Code)



Registrant's telephone number, including area code            (818) 703-4000


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.           OTHER EVENTS.

A. On October 10, 1996, the Company entered into a definitive agreement (the "Purchase Agreement") to acquire certain portions of the group health and related life business (the "GBO Operations") of the Group Benefit Operations Division (the "GBO Division") of John Hancock Mutual Life Insurance Company ("Hancock") for an aggregate purchase price of $86.7 million.

         The transaction is structured as the acquisition of the assets and assumption of the liabilities of the GBO Division by the Company (or its designated affiliate, which is contemplated to be UNICARE Life & Health Insurance Company, a Delaware stock life insurance company ("UNICARE")) and the purchase of the stock of certain subsidiaries of Hancock which are part of Hancock's GBO Operations (including Cost Care, Inc.). The Purchase Agreement provides for a purchase price adjustment based on a post-closing audit of a balance sheet (the "Closing Balance Sheet") to be prepared reflecting all the assets and liabilities acquired in the transaction. WellPoint will be required to pay the amount of the excess of net assets acquired over the net liabilities assumed to Hancock and Hancock will be required to pay to WellPoint the amount of any excess of liabilities over net book value of the assets acquired. The Closing Balance Sheet will be prepared in accordance with agreed-upon procedures and policies which are outlined in a "Summary of Accounting Principles and Procedures" attached hereto as an exhibit. Hancock has further agreed to not engage in any business competitive with the health and disability insurance business of the GBO Operations for a period of five years following closing of the transaction.

         At the closing of the acquisition (which is expected to occur in January 1997), Hancock and UNICARE will enter into a Coinsurance Agreement pursuant to which UNICARE will reinsure, on a 100% share coinsurance basis, Hancock's reserves and liabilities, after reduction for third-party reinsurance, with respect to currently existing GBO Operations policies and with respect to additional GBO policies issued on behalf of UNICARE during a 24-month or 30-month transition period (depending on the type of coverage) following the closing. Policies subject to such reinsurance include only those that are in effect at the closing date or, if they have lapsed prior to that time, only those which are included in reserves set forth on the Closing Balance Sheet. Hancock will issue transition GBO Operations policies on behalf of UNICARE for such 24-month or 30-month period while UNICARE obtains any necessary permits and form approvals to issue such policies in its own name.

         At the closing, UNICARE and Hancock will also enter into an Assumption and Reinsurance Agreement which will provide for UNICARE to replace Hancock on a 100% assumption reinsurance basis on the above-described coinsured policies at such time as UNICARE has the licenses and permits and form approvals as are necessary to reinsure the coinsurance policies and the insured parties have consented to such assumption and reinsurance.

         A Limited License Agreement to be entered between UNICARE and Hancock will entitle UNICARE to use the name "John Hancock" and related Hancock service marks in connection with the marketing of insurance policies and administrative services by UNICARE during the 30-month transition period. UNICARE and Hancock will also enter into an Administrative Services Agreement and a "Services Agreement" at the closing of the acquisition. The Administration Agreement provides that UNICARE will perform certain administration services with respect to the coinsurance policies, administrative services contracts and net contracts in order to facilitate the transition of the GBO Business from Hancock to WellPoint. Such services to be performed by UNICARE include, among other things, claims administration, policy and contract administration, fee administration and certain financial, statistical and tax services relating to the contracts being administered. The Service Agreement provides for computer and other support services to be provided by Hancock to UNICARE during the two-year period immediately following the closing of the transaction.


B. On October 9, 1996, the Superior Court of the State of California for Los Angeles County approved the settlement (the "Settlement") of four substantially identical actions that had been filed against WellPoint, certain of WellPoint's officers and directors, and Blue Cross of California in March and April of 1995. The complaints in Gollomp and Gober, et al. v. Schaeffer, Williams, Rich, Weinberg, et al.; Greenberg, et al. v. Schaeffer, Williams, Rich, Weinberg, et al.; Freed, et al. v. Schaeffer, Williams, Rich, Weinberg, et al.; and Kaiser v. WellPoint Health Networks Inc., Blue Cross of California, et al., alleged that the defendants breached fiduciary duties to WellPoint's public stockholders by, among other things, pursuing a business combination with Health Systems International and purportedly rejecting certain other proposals due consideration.

        All class action claims asserted on behalf of WellPoint's public stockholders were dismissed on August 10, 1995, leaving only claims asserted derivatively on behalf of WellPoint. On October 9, 1996, the Settlement of the remaining claims asserted in the actions was approved by the Court as fair, reasonable and adequate to WellPoint and its stockholders after notice to stockholders and the opportunity to object to its terms. On October 21, 1996 the Court issued an order (i) extending the period for objections to the Settlement to be filed until November 8, 1996, and (ii) getting a status conference regarding the proposed judgment for November 26, 1996.

        All of the Settlement documentation is on file with the Los Angeles County Superior Court. The principal terms of the Settlement require:

                1. Certain continuing obligations regarding the structure and operation of future independent committees of the Company that may be formed to investigate or evaluate potential mergers, acquisitions, financial restructurings or exchange transactions, as described below.

                2. Certain limitations on the Company's ability to make "change in control" or "golden parachute" payments to officers or directors.

                3. The Company's Board of Directors must consider and adopt a policy and/or recommendations regarding payment of dividends to its shareholders on an annual basis.

                4. The payment $1,850,000 in attorneys' fees and costs to
                   plaintiffs' counsel.

        The obligations summarized in items 1-3 above will continue in effect for a minimum of five (5) years. Under the terms of the Settlement, WellPoint, Blue Cross of California and the individual defendants do not admit, and expressly deny, all claims and liability asserted against them. The Settlement also includes a release of all claims alleged in the actions.

        The following is a summary of provisions of the Settlement relating to future independent committees of the Company that may be formed to investigate or evaluate mergers, acquisitions, financial restructurings or exchange transactions.

                (a) There will be no prior familial, professional or business relationship (other than service on the Board of Directors of WellPoint or any of its predecessor boards) between the Company and its executive officers, on the one hand, and any members of the committee and the committee's advisors (other than through an independent committee), on the other. For purposes of this subparagraph, (i) a prior relationship with one of the committee's advisors will be disqualifying only to the extent that it existed within two years prior to formation of the independent committee, and (ii) employment as an advisor to a prior independent committee of the Company will not preclude employment as an advisor to a subsequent independent committee of the Company.

                (b) The independent committee (and not the Company or its executive officers) will direct the activities of the committee's advisors.

                (c) Meetings of the independent committee will be chaired by a member of the committee (and not by any executive of the Company).

                (d) No executive officer of the Company will serve on the independent committee or as secretary or legal counsel to the committee. The role of the Company's executive officers in the activities of the committee will be limited to providing information or performing specified assignments at the request and direction of the committee.

                (e) If any executive officer of the Company attends a meeting of the independent committee, the purpose of such attendance will be stated in the committee minutes.

                (f) Any written materials created for or on behalf of the independent committee will only be disclosed or released to executive officers of the Company upon a resolution and affirmative vote of the committee, unless the matter for which the committee was created is concluded.

                (g) Any due diligence investigation supervised by or at the behest of the committee in connection with a sale or potential sale undertaken of the Company or any material portion thereof will be directed by the committee. A log or list of the date, purpose and type of due diligence information disseminated or received will be kept.

                (h) One or more members of the independent committee will participate in or oversee any negotiations that may result in a merger, acquisition, financial restructuring or exchange transaction of or by the Company.


ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

                  (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

                           Historical financial information as of and for the
                  years ended December 31, 1995 and 1994 and as of and for the six-month period ended June 30, 1996 are attached hereto.

                  (b)      PRO FORMA FINANCIAL INFORMATION

                           Pro forma financial information as of and for the
                  six-month period ended June 30, 1996 and for the year ended December 31, 1995 are attached hereto.

                  (c)      EXHIBITS

         Exhibit No.     Exhibit

               2.1 Purchase and Sale Agreement dated as of October 10, 1996 entered into between John Hancock Mutual Life Insurance Company, a

         Exhibit No.     Exhibit

                           mutual life insurance company organized under the laws of Massachusetts and the Company.

              99.1         Definitions (Annex A to Purchase Agreement).

              99.2 Form of Coinsurance Agreement between John Hancock Mutual Life Insurance Company, a mutual life insurance company organized under the laws of Massachusetts and UNICARE Life and Health Insurance Company, a stock life insurance company organized under the laws of Delaware (Annex B to Purchase Agreement).

              99.3 Form of Assumption Reinsurance Agreement by and between John Hancock Mutual Life Insurance Company, a mutual life insurance company organized under the laws of Massachusetts and UNICARE Life and Health Insurance Company, a stock life insurance company organized under the laws of Delaware (Annex C to Purchase Agreement).

              99.4 Form of Limited License Agreement between John Hancock Mutual Life Insurance Company, a mutual life insurance company organized under the laws of Massachusetts and UNICARE Life and Health Insurance Company, a stock life insurance company organized under the laws of Delaware (Annex D to Purchase Agreement).

              99.5 Form of Administration Agreement by and between John Hancock Mutual Life Insurance Company, a mutual life insurance company organized under the laws of Massachusetts and UNICARE Life and Health Insurance Company, a stock life insurance company organized under the laws of Delaware (Annex E to Purchase Agreement).

              99.6 Form of Service Agreement by and between John Hancock Mutual Life Insurance Company, a mutual life insurance company organized under the laws of Massachusetts and UNICARE Life and Health Insurance Company, a stock life insurance company organized under the laws of Delaware (Annex F to Purchase Agreement).

          Exhibit No.      Exhibit
          -----------      -------
              99.7         Office Lease for Premises located at 200 Berkeley
                           Street, Boston, Massachusetts by and between John
                           Hancock Mutual Life Insurance Company, as landlord, and UNICARE Life & Health Insurance Company as
                           Tenant (Annex G to Purchase Agreement).

              99.8 Summary of Accounting Principles and Procedures (Annex L to Purchase and Sale Agreement).

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 25, 1996


                                      WELLPOINT HEALTH NETWORKS INC.



                                      By: /s/ THOMAS C. GEISER
                                         -----------------------------------

                                      Name: Thomas C. Geiser
                                           ----------------------------------

                                      Title: Executive Vice President
                                            ---------------------------------

Audited Combined Financial Statements

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

December 31, 1995

Audited Combined Financial Statements

Report of Independent Auditors...........................................1
Combined Statements of Assets and Liabilities............................2
Combined Statements of Operations and Changes in Net Asset Balance.......3
Combined Statements of Cash Flows........................................4
Notes to Combined Financial Statements...................................5

                         [ERNST & YOUNG LLP LETTERHEAD]

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
John Hancock Mutual Life Insurance Company

We have audited the accompanying combined statements of assets and liabilities of the Group Benefits Operations (GBO) of John Hancock Mutual Life Insurance Company and subsidiaries (the Company) as of December 31, 1995 and 1994, and the related combined statements of operations and changes in net asset balance and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The combined financial statements have been prepared in conformity with accounting principles that are generally accepted for stock life insurance companies. These principles, which are described in Note 1, differ from statutory accounting practices, which the Company uses to prepare its general-purpose financial statements.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Group Benefits Operations of John Hancock Mutual Life Insurance Company and subsidiaries at December 31, 1995 and 1994 and the combined results of their operations and their cash flows for the years then ended in conformity with accounting principles that are generally accepted for stock life insurance companies.

As discussed in Note 1 to the financial statements, in 1994, the GBO changed its method of accounting for postemployment benefits.

                                        /s/ Ernst & Young LLP
                                        -----------------------------

September 27, 1996

COMBINED STATEMENTS OF ASSETS AND LIABILITIES

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

                                                      December 31,
                                                  1995            1994
                                                ------------------------
                                                     (in thousands)
ASSETS
Receivable from John Hancock                    $462,875        $456,376
Reinsurance recoverable from reinsurers           80,350          54,878
Premiums and accounts receivable                  95,455          76,937
Property and equipment, net of accumulated
  depreciation (1995--$45,413; 1994--$43,097)     23,024          29,392
Intangible assets                                 12,132          16,422
Other assets                                       6,187           5,672
                                                ------------------------
                        TOTAL ASSETS            $680,023        $639,677
                                                ========================

LIABILITIES
Future policy benefits                          $300,382        $315,706
Policyholders' and beneficiaries' funds           80,254          54,408
Unpaid claims and claim expense reserves         175,456         156,094
Amounts due to reinsurers                         58,810          33,943
Dividends payable to policyholders                24,982          44,690
Debt                                                 257           1,262
General insurance expenses                         1,599             576
Payable to affiliate                              24,873          21,816
Other liabilities                                 13,410          11,182
                                                ------------------------
                        TOTAL LIABILITIES       $680,023        $639,677
                                                ========================


   The accompanying notes are an integral part of these financial statements.

       COMBINED STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSET BALANCE

      THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE
                            COMPANY AND SUBSIDIARIES

                                                                Year Ended December 31
                                                                ----------------------
                                                                  1995          1994
                                                                --------      --------
                                                                    (In thousands)
Revenues:
 Premiums                                                       $481,340      $528,932
 Service fees                                                    168,335       182,100
 Investment income                                                35,374        41,040
 Other income                                                     54,677        54,084
                                                                --------      --------
                                              TOTAL REVENUES     739,726       806,156

Benefits and expenses:
 Benefits to policyholders and provision for future benefits     441,693       432,229
 Operating expenses                                              296,914       299,230
 Deferred development costs                                        9,597         6,709
 Commissions                                                       2,334         1,687
 Adjustments to intangibles                                        1,549         2,809
 Cost of restructuring                                                          34,722
 Dividends to policyholders                                          353        57,421
                                                                --------      --------
                                 TOTAL BENEFITS AND EXPENSES     752,440       834,807
                                                                --------      --------

                      LOSS FROM OPERATIONS BEFORE INCOME TAX
                            BENEFIT AND CUMULATIVE EFFECT OF
                                           ACCOUNTING CHANGE     (12,714)      (28,651)

                                          INCOME TAX BENEFIT       4,450        10,028
                                                                --------      --------
                            LOSS BEFORE CUMULATIVE EFFECT OF
                                           ACCOUNTING CHANGE      (8,264)      (18,623)

                      CUMULATIVE EFFECT OF ACCOUNTING CHANGE           0        (2,910)
                                                                --------      --------
                                                    NET LOSS      (8,264)      (21,533)

NET ASSET BALANCE AT JANUARY 1                                         0             0

TRANSFER FROM JOHN HANCOCK                                         8,264        21,533
                                                                --------      --------
NET ASSET BALANCE AT DECEMBER 31                                $      0      $      0
                                                                ========      ========

   The accompanying notes are an integral part of these financial statements.

COMBINED STATEMENTS OF CASH FLOWS

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

                                                                           Year Ended December 31
                                                                          1995                1994
                                                                        --------            -------
                                                                               (in thousands)
Cash flows from operating activities:
  Net loss                                                              $ (8,264)           $(21,533)
  Adjustments to reconcile net income to net cash provided by
    (used in) operating activities:
    Depreciation and amortization                                         16,049              17,434
  (Increase) decrease in certain assets:
    Reinsurance recoverable from reinsurers                              (25,472)              5,612
    Premiums and accounts receivable                                     (18,518)             37,026
    Other assets                                                            (515)             (1,779)
  Increase (decrease) in certain liabilities:
    Future policy benefits                                               (15,324)            (53,839)
    Policyholders' and beneficiaries' funds                               25,846              33,958
    Unpaid claims and claim expense reserves                              19,362              (1,948)
    Amounts due to reinsurers                                             24,867             (21,456)
    Dividends payable to policyholders                                   (19,708)             (7,590)
    General insurance expenses                                             1,023                (471)
    Payable to affiliate                                                   3,057              (3,829)
    Other liabilities                                                      2,228              (7,942)
                                                                        --------            --------
      NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                  4,631             (26,357)
                                                                        --------            --------
Cash flows from investing activities:
  Change in receivable from John Hancock                                  (6,499)             17,599
  Property and equipment purchased                                        (5,071)             (7,507)
  Transfer from John Hancock                                               8,264              21,533
  Increase in intangible assets                                             (320)             (4,832)
                                                                        --------            --------
      NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                 (3,626)             26,793
                                                                        --------            --------
Cash flows from financing activities:
  Principal repayments of long term debt                                  (1,005)               (436)
                                                                        --------            --------
      NET CASH USED IN FINANCING ACTIVITIES                               (1,005)               (436)
                                                                        --------            --------
Net increase in cash and cash equivalents                                      0                   0
Cash and cash equivalents at beginning of year                                 0                   0
                                                                        --------            --------
Cash and cash equivalents at end of year                                $      0            $      0
                                                                        ========            ========


   The accompanying notes are an integral part of these financial statements.

NOTES TO COMBINED FINANCIAL STATEMENTS

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
---------------------

The accompanying combined financial statements include certain operations of the group life and accident and health insurance business of John Hancock
Mutual Life Insurance Company (John Hancock) and Cost Care, Inc., Hancock Association Services Group and Tri-State, Inc. (the Group Benefits Operations or GBO). Cost Care, Inc., Hancock Association Services Group and Tri-State, Inc. are wholly owned, indirect subsidiaries of John Hancock.

The GBO business is expected to be acquired pursuant to an agreement being negotiated between John Hancock and WellPoint Health Networks, Inc. (see Note
7). GBO has transactions with affiliated companies, the terms and conditions of which are determined by GBO and the members of the affiliated group. GBO operating costs and expenses consist of direct costs, allocated costs, and allocated corporate overhead. Accordingly, these financial statements might not be indicative of the financial position and results of operations that would have occurred had GBO operated as a nonaffiliated entity.

The combined financial statements of GBO have been prepared in conformity with generally accepted accounting principles (GAAP), applied on a consistent basis, for stock life insurance companies (stock life basis), which vary from statutory accounting practices as prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and the National Association of Insurance Commissioners.

All significant intercompany accounts and transactions have been eliminated.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

Operations
----------

GBO is not a legal entity but conducts group life and accident and health insurance business through John Hancock and its subsidiaries. GBO principally offers group life and accident and health insurance products and administrative services to its group customers in all fifty states, the District of Columbia and Puerto Rico.

For fully insured contracts, the policyholder elects either prospectively pooled experience rated insurance or experience rated refund eligible insurance. Further, the policyholder is offered fully funded or partially funded payment options. The partially funded Minimum Premium Contract incorporates similar insurance risks to GBO but with employer self-funding of claims, introducing credit risk relating to employer funding. Administrative services contracts are provided to

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

self-insured plans whereby GBO provides the claims management and processing service, and in many cases excess or stop-loss insurance. GBO also provides a range of health care cost management services including pre-admission review for in-patient hospital admission and preferred provider management to insurance underwriters and private businesses for a predetermined, periodic fee and on a fee-for-service basis.

GBO has dedicated sales, underwriting, actuarial, product development, premium and claims operations, and systems support. Products are distributed through group representatives, who are John Hancock employees, or through intermediaries.

Pending Accounting Standards
----------------------------

In April 1993, the Financial Accounting Standard Board (FASB) issued Interpretation No. 40, "Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and Other Enterprises" (Interpretation). The Interpretation, as amended, is effective for 1996 annual financial statements and thereafter, and will require life insurance companies to adopt all applicable authoritative GAAP pronouncements in any general-purpose financial statements that they may issue and describe as being in accordance with GAAP.

In January 1995, in response to Interpretation 40, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 120, "Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long-Duration Participating Contracts." This Statement effectively establishes generally accepted accounting principles, which are different from statutory accounting principles, for mutual life insurance companies. Through December 31, 1995, statutory accounting practices were considered to be generally accepted accounting principles for mutual life insurance companies.

SFAS No. 120 is effective for financial statements issued for fiscal years beginning after December 15, 1995. Because the accompanying financial statements of GBO have been prepared in conformity with GAAP for stock life insurance companies, the adoption of the new pronouncements that define GAAP for mutual life insurance companies is not expected to have a material effect on GBO's results of operations or statements of assets and liabilities.

In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In those cases where it is determined that the carrying amount is not recoverable, an impairment loss is recognized (the difference between the cost and fair value of the asset). The Statement also requires long-lived assets to be disposed of (e.g., real estate held for sale) to be carried at the lower of cost or fair value less cost to sell and does not allow such assets to be depreciated. This Statement is effective for 1996 financial statements. The adoption of SFAS No. 121 is not expected to have a material effect on GBO's results of operations or statements of assets and liabilities.

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED

SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was issued in June 1996, and is not expected to have a material effect on GBO's results of operations or statements of assets and liabilities.

Postemployment Benefits
-----------------------

Effective January 1, 1994, GBO adopted SFAS No. 112, "Employers' Accounting for Postemployment Benefits," and established a liability for the costs and obligations of benefits such as severance, disability, life insurance, and health care to be paid to inactive or former employees. A transition obligation of $2,910 thousand, net of taxes of $1,567 thousand, was recognized upon adoption.

Receivable from John Hancock
----------------------------

GBO is not a separate legal entity and does not have specifically identifiable cash or investments. The receivable from John Hancock included in the accompanying combined statements of assets and liabilities represents the difference between GBO operating business assets and liabilities. It does not bear a stated rate of interest. However, investment income is allocated to GBO based on the portfolio investment income of the underlying general account assets of John Hancock that support GBO's business.

Revenue Recognition
-------------------

Insurance premiums on fully insured and partially funded contracts are earned on a pro-rata basis over the period in which services are obligated to be provided. The portion of premiums not earned at the end of the period is recorded as unearned insurance premiums.

Administrative service fees are earned on a pro-rata basis as the services are performed.

Dividends
---------

Dividends for eligible contracts are based on premiums received in excess of claims and expenses incurred. The dividend liability for completed policy years is established based on policy year experience, while dividends for incomplete policy years are established based on experience through the financial statement date.

Income Taxes
------------

John Hancock and certain of its affiliates, including the GBO operations, file a consolidated federal income tax return. However, because GBO is not a separate legal entity, a formal tax allocation agreement between John Hancock and GBO has not been executed. For purposes of these financial statements, GBO has been treated as a separate business of a mutual life insurance company for the determination of the tax provision. Accordingly, income tax benefit is allocated to GBO at 35% and is settled currently through the receivable from John Hancock. The gross asset and liability balances relating to the future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities are recorded at the John Hancock

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

consolidated level. An equity tax, applicable to mutual life insurance companies, has not been included in the provision.

Intangible Assets
-----------------

Intangible assets, which include noncompete agreements, long-term employment contracts, capitalized software and other intangibles, are amortized using the straight-line method over their estimated useful lives, which range from two to forty years. Accumulated amortization was $18,253 thousand and $13,643 thousand at December 31, 1995 and 1994, respectively.

Property, Equipment and Leasehold Improvements
----------------------------------------------

Property and equipment, principally composed of furniture and equipment, are reported at depreciated cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life.

Future Policy Benefits and Expenses
-----------------------------------

Future policy benefits for group life and accident and health contracts have been computed using interest rates ranging from 2.5% to 8.42%, and mortality, morbidity, and withdrawal assumptions based on GBO's experience and industry standards.

Liabilities for unpaid claims and claim expenses include estimates of payments to be made on reported life and accident and health insurance claims and estimates of incurred but not reported claims based on historical claims development patterns.

Estimates of future policy benefit reserves, claim reserves and expenses are reviewed continually and adjusted as necessary; such adjustments are reflected in current operations. Although considerable variability is inherent in such estimates, management believes that future policy benefit reserves, claim and expense reserves are adequate.

Payable to Affiliate
--------------------

Payable to affiliate represents the amount due to John Hancock principally as a result of intercompany expense allocations.

Reinsurance
-----------

All assets and liabilities related to reinsurance ceded contracts are reported on a gross basis in the accompanying statements of assets and liabilities. The accompanying statements of operations reflect premiums, benefits and expenses net of reinsurance ceded.

GBO assumes and cedes reinsurance and participates in various pools and associations. The portion of risks that exceeds GBO's retention limits is reinsured with other insurers. GBO also obtains other reinsurance coverages with retentions and limits that management believes are appropriate for the circumstances. Those reinsurance agreements provide for greater diversification of business, allow management to control exposure to potential losses arising from

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- CONTINUED

large risks and provide additional capacity for growth. Amounts recoverable from reinsurers are estimated in a manner consistent with the future policy benefit and claim liabilities associated with the reinsured policies.

Reinsurance premiums, commissions, expense reimbursements, benefits and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for original policies issued and the terms of the reinsurance contracts.

Restructuring Charges
---------------------

In 1994, the GBO recorded a $34,722 thousand restructuring charge in accordance with its plans to reduce its cost structure and consolidate operations. This charge included accruals for severance and related benefits for staff reductions, property lease terminations, and the write-off of certain assets. The restructuring liability is settled through the receivable from John Hancock. The remaining balance of the restructuring liability at December 31, 1995 and 1994 was $7,915 thousand and $23,362 thousand, respectively. The majority of the remaining balance relates to deferred benefits for terminated employees and leases.

NOTE 2 -- REINSURANCE

The effect of reinsurance on premiums written and earned was as follows:

                                           1995                    1994
                                         Premiums                Premiums
                                   --------------------    --------------------
                                   Written      Earned     Written      Earned
                                   --------    --------    --------    --------
                                                  (In thousands)
Life and Accident and Health:
  Direct                           $576,565    $576,565    $621,577    $621,577
  Assumed                            36,185      36,185      30,988      30,988
  Ceded                            (131,410)   (131,410)   (123,633)   (123,633)
                                   --------    --------    --------    --------
    Net Life and Accident and
      Health Premiums              $481,340    $481,340    $528,932    $528,932
                                   ========    ========    ========    ========

Benefits to policyholders ceded to reinsurers under life and accident and health contracts in 1995 and 1994 were $114,307 thousand and $92,314 thousand, respectively.

The carrying amounts in the statements of assets and liabilities for reinsurance recoverable and funds held by reinsurers approximate their fair values.

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTE 2 - REINSURANCE - CONTINUED

Reinsurance ceded contracts do not relieve the GBO from its obligations to contractholders. The GBO remains liable to its contractholders for the portion reinsured to the extent that any reinsurer does not meet its obligations for reinsurance ceded to it under the reinsurance agreements. Failure of the reinsurers to honor their obligations could result in losses to GBO; consequently, estimates are established for amounts deemed or estimated to be uncollectible. To minimize its exposure to significant losses from reinsurance insolvencies, GBO evaluates the financial condition of its reinsurers and monitors concentration of credit risk.

NOTE 3 - LIABILITY FOR UNPAID CLAIMS

Activity in the liability for unpaid accident and health claims and loss adjustment expenses is as follows:

                                                  1995            1994
                                                --------        --------
                                                   (in thousands)
Balance at January 1                            $191,364        $192,180
  Less reinsurance recoverable                     7,244           4,534
                                                --------        --------
Net balance at January 1                         184,120         187,646
                                                --------        --------
Incurred related to:
  Current year                                   271,968         316,593
  Prior years                                    (24,967)        (36,280)
                                                --------        --------
Total incurred                                   247,001         280,313
                                                --------        --------
Paid related to:
  Current year                                   179,994         213,821
  Prior years                                     78,986          70,018
                                                --------        --------
Total paid                                       258,980         283,839
                                                --------        --------
Net balance at December 31                       172,141         184,120
  Plus reinsurance recoverables                    3,885           7,244
                                                --------        --------
Balance at December 31                          $176,026        $191,364
                                                ========        ========

The accident and health liability for unpaid claims is included in the unpaid claims and claim expense reserves and future policy benefits liabilities in the accompanying statements of assets and liabilities.

The favorable development of prior year incurred losses relating to the accident and health business is due to favorable changes in claim estimates.

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTE 4 -- LEASES

GBO has operating leases for office space and certain computer processing and other equipment to support the GBO business operations. Rental expense for these items was approximately $7,349 thousand and $8,020 thousand for 1995 and 1994, respectively.

Future minimum aggregate rental payments at December 31, 1995 under non-cancelable operating leases are as follows:



                                                         (in thousands)
             1996........................................   $ 6,948
             1997........................................     5,953
             1998........................................     4,440
             1999........................................     3,232
             2000........................................     3,207
             2001 and thereafter.........................    15,098

NOTE 5 -- RELATED PARTY TRANSACTIONS

The various related party transactions between John Hancock and GBO are summarized below.

OPERATING EXPENSES: John Hancock provides GBO with personnel, property and facilities including certain services such as investment management, legal, financial and administrative support. GBO is charged for these services utilizing various methods of expense allocation which are primarily based on time incurred, ratios of direct and indirect expenses, square footage occupied, or allocated in pro rata relationship to other business units of John Hancock. Management believes the methods used to allocate such costs are reasonable. Operating expenses allocated to GBO amounted to $189,883 thousand and $193,060 thousand in 1995 and 1994, respectively.

INVESTMENT INCOME AND RECEIVABLE FROM JOHN HANCOCK: GBO is not a separate legal entity and does not have specifically identifiable cash or investments. The receivable from John Hancock included in the accompanying combined statements of assets and liabilities represents the difference between GBO operating business assets and liabilities. The fair value of the receivable from John Hancock approximates its carrying value at December 31, 1995 and 1994.

GBO is allocated investment income based on the portfolio income of the underlying general account assets of the John Hancock that support GBO's business. Investment income allocated to GBO was $35,374 thousand and $41,040 thousand in 1995 and 1994, respectively.

BENEFIT PLANS: Eligible employees of John Hancock participate in various types of pension plans sponsored by John Hancock which include defined benefit, defined contribution and nonqualified

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

NOTE 5--RELATED PARTY TRANSACTIONS--CONTINUED

plans. Pension benefits under the defined benefit plans are based on years of service and average compensation, generally during the five years prior to retirement. John Hancock's funding policy for qualified defined benefit plans is to contribute annually an amount in excess of the minimum annual contribution required under the Employee Retirement Income Security Act (ERISA). This amount is limited by the maximum amount that can be deducted for federal income tax purposes. Plan assets consist principally of listed equity securities, corporate obligations and U.S. government securities. GBO is allocated its proportionate share of expense based on John Hancock's intercompany expense allocation methodology. John Hancock also has various defined contribution plans, nonqualified plans and additional compensation plans covering its employees and agents. GBO is allocated a share of the expenses related to the plans pursuant to John Hancock's intercompany expense allocation methodology. John Hancock also provides certain life and accident and health insurance benefit plans covering most of its retired employees and general agency personnel. GBO is allocated its proportionate share of these expenses.

Total benefit plan expense allocated to GBO was $14,186 thousand and $14,515 thousand for 1995 and 1994, respectively.

GBO has issued certain group life and accident and health insurance contracts to cover employees of John Hancock. Premiums, benefits (including the provision for future benefits), and reserves included in the combined statements of operations and changes in net asset balance and combined statements of assets and liabilities associated with the coverage approximates $23,978 thousand, $24,154 thousand, and $53,706 thousand, in 1995, respectively. The corresponding amounts in 1994 were $18,903 thousand, $19,487 thousand, and $59,270 thousand, respectively.

NOTE 6--CONTINGENCIES

In the normal course of its business operations, GBO is involved in litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of December 31, 1995. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially impact the financial condition of GBO.

NOTE 7--SUBSEQUENT EVENTS

John Hancock and WellPoint Health Networks, Inc. are negotiating an agreement for the sale of GBO to WellPoint Health Networks, Inc. The closing of the sale is contingent upon state insurance department and other regulatory approvals. The transaction is expected to close in the fourth quarter of 1996.

                     --------------------------------------

EVENT (UNAUDITED) SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS' REPORT

On October 10, 1996, John Hancock and WellPoint Health Networks, Inc. signed a definitive agreement for the sale of GBO to WellPoint Health Networks, Inc. Under the terms of the definitive agreement, the sale is currently scheduled to close in January 1997.

COMBINED STATEMENT OF ASSETS AND LIABILITIES

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

June 30, 1996 (in thousands)
(Unaudited)


ASSETS
Receivable from John Hancock                     $422,224
Reinsurance recoverable from reinsurers            95,693
Premiums and accounts receivable                  162,524
Property and equipment, net of accumulated
  depreciation                                     19,498
Intangible assets                                   9,761
Other assets                                        6,336
                                                 --------
                        TOTAL ASSETS             $716,036
                                                 ========

LIABILITIES
Future policy benefits                          $298,246
Policyholders' and beneficiaries' funds           94,604
Unpaid claims and claim expense reserves         176,974
Amounts due to reinsurers                         84,778
Dividends payable to policyholders                20,939
Debt                                                 238
General insurance expenses                           352
Payable to affiliate                              21,987
Other liabilities                                 17,918
                                                --------
                        TOTAL LIABILITIES       $716,036
                                                ========


              See Notes to Unaudited Combined Financial Statements

COMBINED STATEMENT OF OPERATIONS AND CHANGES IN NET ASSET BALANCE

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Six Months Ended June 30, 1996 (in thousands)
(Unaudited)

Revenues:
  Premiums                                  $255,188
  Investment income                           29,082
  Other income                               104,048
                                            --------
                            TOTAL REVENUES   388,318

Benefits and expenses:
  Benefits to policyholders and
    provision for future benefits            229,551
  Operating expenses                         137,906
  Commissions                                    964
  Deferred development costs                   4,799
  Depreciation and amortization                1,733
  Dividends to policyholders                   7,070
                                            --------
               TOTAL BENEFITS AND EXPENSES   382,023
                                            --------
INCOME FROM OPERATIONS BEFORE INCOME TAXES     6,295

                              INCOME TAXES     2,203
                                            --------

                                NET INCOME     4,092

             NET ASSET BALANCE AT JANUARY 1        0

           TRANSFER (TO) FROM JOHN HANCOCK    (4,092)
                                            --------

              NET ASSET BALANCE AT JUNE 30  $      0
                                            ========

              See Notes to Unaudited Combined Financial Statements

COMBINED STATEMENT OF CASH FLOWS

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES

Six Months Ended June 30, 1996 (in thousands)
(Unaudited)

Cash flows used in operating activities:
 Net income                                                     $  4,092
Adjustments to reconcile net income to net cash used in
 operating activities:
  Depreciation and amortization                                    7,991
  Increase in certain assets:
   Reinsurance recoverable from reinsurers                       (15,343)
   Premiums and accounts receivable                              (67,069)
   Other assets                                                     (149)
  Increase (decrease) in certain liabilities:
   Future policy benefits                                         (2,136)
   Policyholders' and beneficiaries' funds                        14,350
   Unpaid claims and claim expense reserves                        1,518
   Amounts due to reinsurers                                      25,968
   General insurance expenses                                     (1,247)
   Dividends payable to policyholders                             (4,043)
   Payable to affiliates                                          (2,886)
   Other liabilities                                               4,508
                                                                --------
            CASH FLOWS USED IN OPERATING ACTIVITIES              (34,446)
                                                                --------
Cash flows provided by investing activities:
 Change in receivable from John Hancock                           40,651
 Property and equipment purchased                                 (2,094)
 Transfer to John Hancock                                         (4,092)
                                                                --------
        CASH FLOWS PROVIDED BY INVESTING ACTIVITIES               34,465
                                                                --------
Cash flows used in financing activities:
 Principal repayments of long term debt                              (19)
                                                                --------
            CASH FLOWS USED IN FINANCING ACTIVITIES                  (19)
                                                                --------
Net increase in cash and cash equivalents                              0
Cash and cash equivalents at beginning of period                       0
Cash and cash equivalents at end of period                      $      0
                                                                ========

              See Notes to Unaudited Combined Financial Statements

NOTES TO COMBINED FINANCIAL STATEMENTS (UNAUDITED)

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES


NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
---------------------

The accompanying unaudited combined financial statements include certain operations of the group life and accident and health insurance business of John Hancock Mutual Life Insurance Company (John Hancock) and Cost Care, Inc., Hancock Association Services Group and Tri-State, Inc. (the Group Benefits Operations or GBO). Cost Care, Inc., Hancock Association Services Group and Tri-State, Inc. are wholly owned, indirect subsidiaries of John Hancock.

The GBO business is expected to be acquired pursuant to an agreement between John Hancock and WellPoint Health Networks, Inc. (see Note 3). GBO has transactions with affiliated companies, the terms and conditions of which are determined by GBO and the members of the affiliated group. GBO operating costs and expenses consist of direct costs, allocated costs, and allocated corporate overhead. Accordingly, these financial statements might not be indicative of the financial position and results of operations that would have occurred had GBO operated as a nonaffiliated entity.

The accompanying unaudited combined financial statements of GBO have been prepared in accordance with generally accepted accounting principles (GAAP) for interim financial information, applied on a consistent basis, for stock life insurance companies (stock life basis); which vary from statutory accounting practices as prescribed or permitted by the Commonwealth of Massachusetts Division of Insurance and the National Association of Insurance Commissioners. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. For further information, refer to the combined financial statements and footnotes for the years ended December 31, 1995 and 1994.


Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of"
-----------------------------------------------------------------------------

In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In those cases where it is determined that the carrying amount is not recoverable, an impairment loss is recognized (the difference between the cost and fair value of the asset). The Statement also requires long-lived assets to be disposed of (e.g., real estate held for sale) to be carried at the lower of cost or fair value less cost to sell and does not allow such assets to be depreciated. This Statement is effective for 1996 financial statements. The adoption of SFAS No. 121 did not have a material effect on GBO's results of operations or statement of assets and liabilities.

THE GROUP BENEFITS OPERATIONS OF JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY AND SUBSIDIARIES


NOTE 2--CONTINGENCIES

In the normal course of its business operations, GBO is involved in litigation from time to time with claimants, beneficiaries and others, and a number of litigation matters were pending as of June 30, 1996. It is the opinion of management, after consultation with counsel, that the ultimate liability with respect to these claims, if any, will not materially impact the financial condition of GBO.


NOTE 3--SUBSEQUENT EVENT

On October 10, 1996, John Hancock and WellPoint Health Networks, Inc. signed a definitive agreement for the sale of GBO to WellPoint Health Networks Inc. Under the terms of the definitive agreement, the sale is currently scheduled to close in January 1997.